Exhibit 10.4

PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K, THIS EXHIBIT OMITS CERTAIN INFORMATION, IDENTIFIED BY [****], THAT IS NOT MATERIAL AND THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Copyright License Agreement

This Copyright License Agreement (hereinafter referred to as the “Agreement”) is entered into between Micware Co., Ltd. (hereinafter referred to as “Micware”) and Toyota Mapmaster Incorporated (hereinafter referred to as “TMI”) with respect to the license of the copyrighted work described in [****] (hereinafter referred to as the “Work”), under the following terms and conditions:

Article 1 (License)

1.	TMI grants Micware a license to use the Work in accordance with the conditions specified in [****].

2.	Micware shall not use the Work beyond the scope specified in the preceding paragraph.

3.	Except as expressly provided in this Agreement and the [****], Micware shall not reproduce (including printing), process, modify, or adapt the Work.

4.	Except as expressly provided in this Agreement and the [****], Micware shall not, whether for consideration or free of charge, transfer to any third party or grant any sublicense of the usage rights granted by TMI.

Article 2 (Warranty)

1.	TMI shall disclose to Micware the usage conditions obtained from the original copyright holder and/or any other applicable usage conditions, and warrants that, as long as Micware uses the Work in compliance with such conditions, the Work does not infringe any third party’s copyright, portrait rights, or any other rights, and is lawful.

2.	The Work is provided on an “as-is” basis, and TMI makes no warranty as to the accuracy, completeness, usefulness, fitness for a particular purpose, or conformity with the current status of the Work.

3.	TMI shall not be liable for any damages (including, but not limited to, lost profits and damages arising from special circumstances, whether foreseeable or not) or any damages arising from claims by third parties in connection with the use of the Work.

Article 3 (Delivery of the Work)

1.	TMI shall deliver the Work to Micware by the method, at the time, and to the location specified in [****].

2.	Ownership and risk of the storage media containing the Work (hereinafter referred to as the “Storage Media”) delivered to Micware pursuant to the preceding paragraph shall pass to Micware upon delivery.

Article 4 (Consideration)

1.	Micware shall pay TMI the amount specified in [****] (exclusive of consumption tax) as consideration for the license of the Work and all other obligations under this Agreement, in accordance with the payment method specified in [****].

2.	The payment shall be made by bank transfer to the bank account specified in [****], and the transfer fee shall be borne by Micware.

Article 5 (Term)

The term of this Agreement shall be from April 1, 2011, to March 31, 2012. However, unless either Micware or TMI gives notice of termination no later than two months prior to the expiration of the term, the term shall be automatically renewed for an additional one-year period, and the same shall apply thereafter.

Article 6 (Authorized Users)

1.	Micware may designate persons to use the Work under Micware’s instructions and supervision for the purpose of achieving Micware’s intended use of the Work (hereinafter referred to as the “Authorized Users”). In such case, Micware shall obtain TMI’s approval for such Authorized Users in accordance with the form prescribed by TMI. The same shall apply in the event of any changes thereto.

2.	Micware shall impose on the Authorized Users approved by TMI the same obligations as those imposed on Micware with respect to the use of the Work.

3.	The Authorized Users’ use of the Work shall be valid only during the term of this Agreement.

Article 7 (Prohibited Acts)

1.	Micware shall not disclose the Work to any third party (excluding the Authorized Users) other than those specified in [****].

2.	Neither Micware nor TMI shall, without the prior written consent of the other party, assign or pledge to any third Micwareny rights or obligations under this Agreement.

3.	If Micware intends to make any changes to the content or expression of the Work, Micware shall obtain TMI’s prior consent.

Article 8 (Reporting and Inspection)

1.	TMI may request Micware to report on the storage and usage status of the Work and any disclosed materials.

2.	If TMI determines that Micware has engaged in fraudulent, false, or other dishonest acts in connection with the report in the preceding paragraph, TMI may conduct an inspection.

Article 9 (Termination)

1.	Either Micware or TMI may, without any notice or demand, terminate this Agreement in whole or in part and claim damages if the other party falls under any of the following:

(1)	Commits a material breach of trust making it difficult to continue this Agreement;

(2)	Files or is subject to a petition for bankruptcy, composition, corporate reorganization, or civil rehabilitation;

(3)	Attempts to dissolve or transfer all or part of its business to a third party, or merges with another company;

(4)	Is subject to seizure, provisional seizure, provisional disposition, auction, or tax delinquency disposition;

(5)	Suspends or becomes unable to make payments, or a bill or check is dishonored;

(6)	Encounters a disaster, labor dispute, or other reasonable cause making performance of this Agreement extremely difficult;

2.	If either Micware or TMI breaches any provision of this Agreement and is deemed unable to achieve the purpose of this Agreement, the non-breaching party may terminate this Agreement after giving the breaching party notice and a reasonable period to cure such breach.

Article 10 (Measures After Termination)

Upon termination of this Agreement, Micware shall return all copies and adaptations of the Work and destroy any duplicates made by Micware or its Authorized Users, and submit a certificate of destruction to TMI. The provisions of Articles 2, 10, 11, 12, and 16 shall survive the termination of this Agreement.

Article 11 (Confidentiality)

Neither Micware nor TMI shall disclose or divulge to any third party (excluding the Authorized Users) any business or other operational information of the other party obtained in the course of performing this Agreement, except in the following cases:

(1)	Information that was already public knowledge prior to the execution of this Agreement;

(2)	Information already in possession of the receiving party prior to the execution of this Agreement;

(3)	Information that becomes public knowledge through no fault of the receiving party;

(4)	Information independently developed or acquired without reference to the disclosed information, as proven by the receiving party;

(5)	Information lawfully obtained from a third party without any obligation of confidentiality;

(6)	Information disclosed pursuant to a request by a governmental authority or as required by law;

(7)	Information disclosed with the prior consent of the other party.

Article 12 (Prohibition of Assignment of Rights and Obligations)

Neither Micware nor TMI shall, without the prior written consent of the other party, assign or pledge to any third party its position under this Agreement or any rights or obligations arising hereunder.

Article 13 (Damages)

If either Micware or TMI, through willful misconduct or gross negligence, causes damage to the other party in connection with this Agreement or any supplemental agreement related hereto, such party shall compensate the other party for such damage. The amount of compensation shall be determined through mutual consultation between the parties.

Article 14 (Amendment of Agreement)

Any amendment or modification of this Agreement shall be effective only if made in writing and signed by both parties.

Article 15 (Consultation)

Any matters not provided for in this Agreement or any differences in interpretation of this Agreement shall be resolved amicably through good-faith consultation between the parties.

Article 16 (Jurisdiction)

If litigation becomes necessary in connection with this Agreement, the Nagoya District Court shall have exclusive jurisdiction as the court of first instance.

Article 17 (Special Provisions)

Any special provisions other than those set forth in this Agreement shall be as provided in [****].

In witness whereof, the parties have executed this Agreement in duplicate, with each party retaining one original copy duly signed or sealed by their respective authorized representatives.

Date: November 30th, 2011

Micware Co., Ltd. 1-1-3 Higashikawasaki-cho, Chuo-ku, Kobe, Hyogo, Japan Representative Director & President [****]	Toyota Mapmaster Incorporated 2-14-19 Meiekiminami, Nakamura-ku, Nagoya, Aichi, Japan Representative Director & President [****]

4